UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee
Benefit Plans.

Blue Hills Bancorp, Inc. (the “Company”) is moving the Blue Hills Bank 401(k) Plan (the “401(k) Plan”) to the Newport Group as the third party recordkeeper and Trustee. As a result of the planned move, there will be a blackout period beginning at the end of the day on August 19, 2016, and ending September 26, 2016, during which participants in the 401(k) Plan will be temporarily unable to make changes to their individual accounts, direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company, or obtain a loan or distribution from the Plan. Participants in the 401(k) Plan were notified of the blackout period on July 18, 2016.

As a result of the foregoing, on July 20, 2016, the Company sent a Blackout Notice Concerning Limitations on Trading in Blue Hills Bancorp, Inc. (“Notice”) to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning at the end of the day on August 19, 2016, and ending on September 26, 2016.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Blackout Notice Concerning Limitations on Trading in Blue Hills Bancorp, Inc. Equity Securities to Executive Officers and Directors of Blue Hills Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: July 20, 2016	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer